EXHIBIT 32.1

I, William R. Dutmers, Chairman of the Board and Chief Executive Officer of Knape & Vogt Manufacturing Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q for the three months ended October 1, 2005 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, and

(2)	the information contained in the Quarterly Report on Form 10-Q for the three months ended October 1, 2005 fairly presents, in all material respects, the financial condition and results of operations of Knape & Vogt Manufacturing Company.

Dated: October 31, 2005

/s/ William R. Dutmers —————————————— William R. Dutmers Chairman of the Board and Chief Executive Officer